UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

November 6, 2007/November 1, 2007

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 de Maisonneuve Blvd. West Montreal, Quebec Canada H3A 1L6 (Address and zip code of principal executive offices)

(514) 848-8555 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Domtar Inc., a wholly-owned subsidiary of Domtar Corporation, and The Bank of New York, as trustee (the “Trustee”), have entered into the following supplemental indentures, each dated November 1, 2007 (collectively, the “Supplemental Indentures”): (i) Supplemental Indenture No. 1 amending the Indenture, dated as of November 18, 2003, between Domtar Inc. and the Trustee, as successor trustee, relating to Domtar Inc.’s 7 1/8% Notes due 2015 (the “7 1/8% Domtar Inc. Notes”) and 5.375% Notes due 2013 (the “5.375% Domtar Inc. Notes”); (ii) Supplemental Indenture No. 1 amending the Indenture, dated October 15, 2001, between Domtar Inc. and the Trustee, as successor trustee, relating to Domtar Inc.’s 7.875% Notes due 2011 (the “7.875% Domtar Inc. Notes”); and (iii) Supplemental Indenture No. 1 amending the Indenture, dated as of July 31, 1996, between Domtar Inc. and the Trustee, relating to Domtar Inc.’s 9 1/2% Debentures due 2016 (the “9 1/2% Domtar Inc. Debentures” and together with the 7 1/8% Domtar Inc. Notes, the 5.375% Domtar Inc. Notes and the 7.875% Domtar Inc. Notes, the “Domtar Inc. U.S. Notes). The amendments, among other things, will (i) eliminate or modify certain restrictive covenants, (ii) permit the transfer by Domtar Inc. of all or substantially all of the shares of the capital stock or equity interests of its U.S. subsidiaries to Domtar Corporation or one of its subsidiaries, (iii) eliminate the obligation of Domtar Inc. to file reports with the Securities Exchange Commission or otherwise provide reports to holders of Domtar Inc. U.S. Notes absent a requirement to file such reports under applicable law and (iv) eliminate certain events of default (collectively, the “Amendments”).

Holders of a majority in aggregate principal amount of each series of Domtar Inc. U.S. Notes have consented to the Amendments in connection with the offers by Domtar Corporation to exchange such holders’ Domtar Inc. U.S. Notes for an equal principal amount of Domtar Corporation’s newly issued notes of the corresponding series, bearing interest at the same rate and maturing on the same date as such Domtar Inc. U.S. Notes.

Although the Supplemental Indentures were executed on November 1, 2007, the Amendments will become operative only if Domtar Corporation accepts Domtar Inc. U.S. Notes of the applicable series for exchange pursuant to the terms of the related exchange offers described above. The exchange offers expire at 12 midnight, New York time, on November 14, 2007 and Domtar Corporation is expected to accept the Domtar Inc. U.S. Notes for exchange on November 19, 2007 or shortly thereafter. Domtar Inc. intends, to the extent permitted by applicable law, to deregister all of the Domtar Inc. U.S. Notes under the Securities Exchange Act of 1934, as amended, following completion of the exchange offers. Upon such deregistration, Domtar Inc. will no longer have an obligation with respect to the Domtar Inc. U.S. Notes to file reports with the Securities and Exchange Commission.

The foregoing description of the material terms of the Supplemental Indentures is qualified by reference to the Supplemental Indentures, forms of which are incorporated by reference to Exhibits 4.7, 4.8 and 4.9 to the Company’s Registration Statement on Form S-4, Amendment No. 1, filed with the SEC on October 16, 2007 (Registration No. 333-146322).

Item 3.03	Material Modification to Rights of Security Holders.

The description of the Supplemental Indentures set forth in Item 1.01 of this report on Form 8-K is incorporated in its entirety by reference into this Item 3.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION

By:	/s/ Razvan Theodoru
Name:	Razvan Theodoru
Title:	Vice-President and Secretary

Date: November 6, 2007

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